EX-99.1

Contacts:
Elise Caffrey	Matthew Lloyd
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3720
ecaffrey@irobot.com	mlloyd@irobot.com

iRobot Reports Second-Quarter Financial Results
Home Robot business drives 17 percent year-over-year growth

BEDFORD, Mass., July 23, 2013 - iRobot Corp. (NASDAQ: IRBT), a leader in delivering robotic technology-based solutions, today announced its financial results for the second quarter ended June 29, 2013.

“I am very excited to report that we had an excellent quarter following an outstanding Q1. Our Home Robot business delivered strong results both domestically and overseas, and the outlook continues to be good. We announced our second remote presence market initiative, Enterprise Telepresence, in partnership with Cisco, and our Defense & Security business performed as expected,” said Colin Angle, chairman and chief executive officer of iRobot.

“Based on our view of the rest of the year, our expectations for revenue and Adjusted EBITDA remain unchanged, but we are increasing the low end of our EPS range due to a one-time tax benefit received in Q2. We expect to deliver fiscal 2013 revenue of $485 to $495 million, EPS between $0.88 and $1.00 and Adjusted EBITDA of $55 to $61 million. Our strong second-quarter results, driven by our Home Robot business, give us confidence that we will achieve our full-year expectations.”

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Revenue for the second quarter of 2013 was $130.4 million, compared with $111.4 million for the same quarter one year ago. Revenue for the first half of 2013 was $236.6 million, compared with $209.3 million last year.

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Net income in the second quarter of 2013 was $8.3 million, compared with $7.4 million in the second quarter of 2012. For the first half, net income was $16.6 million, compared with $8.0 million a year ago.

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Quarterly earnings per share were $0.28, compared with $0.26 in the second quarter last year. First-half earnings per share were $0.57, compared with $0.28 in 2012. EPS in Q2 and first-half 2013 included a $0.07 one-time tax benefit associated with the prior period sale of government robots to the U.S. military, which were used outside of the U.S.

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Adjusted EBITDA for the second quarter of 2013 was $17.0 million, compared with $16.2 million in the second quarter of 2012. For the first half, Adjusted EBITDA was $32.3 million, compared with $22.3 million a year ago.

Business Highlights

•	Domestic revenue growth of 26 percent, coupled with international growth of 18 percent, fueled a 20 percent year-over-year increase in Home Robot revenue.

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Announced contracts from Brazil totaling $7.2 million and a $3.0 million order under a $30.0 million IDIQ from the U.S. Army during the quarter, which gives us confidence that we will achieve our full-year Defense & Security expectations.

•	Announced a joint marketing agreement with Cisco to bring the enterprise-grade Ava 500 video collaboration robot to market, the second initiative of our Remote Presence business.

Financial Expectations

Management provides the following expectations with respect to the third quarter ending September 28, 2013 and fiscal year ending December 28, 2013.

Q3 2013:
Revenue	$124 - $128 million
Earnings Per Share	$0.20 - $0.25
Adjusted EBITDA	$14 - $17 million

Fiscal Year 2013:	Current	Prior
Revenue	$485 - $495 million	$485 - $495 million
Earnings Per Share	$0.88 - $1.00	$0.80 - $1.00
Adjusted EBITDA	$55 - $61 million	$55 - $61 million

Full-Year 2013 BU Revenue:
Home Robots	$435 - $440 million
Defense & Security Robots	$45 - $55 million

Second-Quarter Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the second fiscal quarter 2013, business outlook, and outlook for third-quarter and fiscal year 2013 financial performance. Pertinent details include:

Date:	Wednesday, July 24, 2013
Time:	8:30 a.m. ET
Call-In Number:	847-619-6818
Passcode:	34160570

A live, audio broadcast of the conference call will also be available at http://investor.irobot.com/phoenix.zhtml?c=193096&p=irol-EventDetails&EventId=4897483. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through August 1, and can be accessed by dialing 630-652-3000, passcode 34160570#.

About iRobot Corp.
iRobot designs and builds robots that make a difference. The company's home robots help people find smarter ways to clean, its defense & security robots protect those in harm's way, and its remote presence robots enable virtual presence from anywhere in the world. iRobot's consumer and military robots feature iRobot Aware® robot intelligence systems, proprietary technology incorporating advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.'s expectations regarding future financial performance, operating performance and growth, demand for our robots, anticipated growth and performance of our Home Robots business, anticipated performance of our Defense & Security business, anticipated revenue, earnings per share and Adjusted EBITDA for fiscal year 2013 and the third quarter ending September 28, 2013, and anticipated business unit revenue for the fiscal year 2013.  These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements.  In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market, the financial strength of our customers and retailers, general economic conditions, market acceptance of our products, our dependence on the U.S. federal government and government contracts, the timing of government contracts and orders, changes in government policies or spending priorities, and competition.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.  For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

This press release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G.  We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, net intellectual property litigation expenses, restructuring expenses, and non-cash stock compensation.  A reconciliation between net income (loss) and Adjusted EBITDA is provided in the financial tables at the end of this press release.

iRobot Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the six months ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Revenue
Product revenue	$127,966	$107,760	$229,371	$199,502
Contract revenue	2,396	3,685	7,186	9,750
Total	130,362	111,445	236,557	209,252
Cost of Revenue
Product revenue	67,873	57,089	125,688	113,322
Contract revenue	884	1,540	2,737	4,562
Total	68,757	58,629	128,425	117,884
Gross Margin	61,605	52,816	108,132	91,368
Operating Expense
Research & development	15,997	14,182	30,405	28,682
Selling & marketing	22,309	17,976	33,006	30,309
General & administrative	15,395	10,022	27,853	21,064
Total	53,701	42,180	91,264	80,055
Operating income	7,904	10,636	16,868	11,313
Other income (expense), net	(105)	60	(201)	280
Income before income taxes	7,799	10,696	16,667	11,593
Income tax expense (benefit)	(495)	3,321	18	3,565
Net income	$8,294	$7,375	$16,649	$8,028

Net income per common share:
Basic	$0.29	$0.27	$0.59	$0.29
Diluted	$0.28	$0.26	$0.57	$0.28

Shares used in per common share calculations:
Basic	28,416	27,522	28,173	27,441
Diluted	29,226	28,182	28,972	28,259

Stock-based compensation included in above figures:
Cost of product revenue	$128	$218	$246	$426
Cost of contract revenue	—	—	—	—
Research & development	793	446	1,294	906
Selling & marketing	118	179	484	416
General & administrative	2,224	2,059	4,168	3,667
Total	$3,263	$2,902	$6,192	$5,415

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	June 29, 2013	December 29, 2012

Assets
Cash and equivalents	$133,857	$126,770
Short term investments	19,014	12,430
Accounts receivable, net	51,104	29,413
Unbilled revenues	1,051	1,196
Inventory	41,560	36,965
Deferred tax assets	19,245	19,266
Other current assets	13,598	8,853
Total current assets	279,429	234,893
Property, plant and equipment, net	23,060	24,953
Deferred tax assets	10,438	8,792
Goodwill	48,751	48,951
Intangible assets, net	24,506	28,224
Other assets	10,501	8,500
Total assets	$396,685	$354,313

Liabilities and stockholders' equity
Accounts payable	$53,905	$42,515
Accrued expenses	14,045	13,642
Accrued compensation	13,113	11,864
Deferred revenue and customer advances	3,274	6,257
Total current liabilities	84,337	74,278
Long term liabilities	4,138	4,218
Stockholders' equity	308,210	275,817
Total liabilities and stockholders' equity	$396,685	$354,313

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the three months ended		For the six months ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Cash flows from operating activities:
Net income	$8,294	$7,375	$16,649	$8,028
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	3,265	2,711	6,549	5,313
Loss on disposal of property and equipment	99	97	281	166
Goodwill and intangible assets impairment	1,988	—	1,988	—
Stock-based compensation	3,263	2,902	6,192	5,415
Deferred income taxes, net	(464)	2,464	(913)	(4,230)
Tax benefit of excess stock based compensation deductions	(1,593)	(330)	(1,636)	(1,035)
Non-cash director deferred compensation	11	20	22	42
Changes in operating assets and liabilities — (use) source
Accounts receivable	(23,824)	(9,620)	(21,691)	3,811
Unbilled revenue	1,201	(833)	145	289
Inventory	(9,400)	(2,916)	(4,595)	(3,508)
Other assets	(3,787)	(3,210)	(4,770)	(378)
Accounts payable	24,101	910	11,390	(3,194)
Accrued expenses	21	(5,255)	400	(3,252)
Accrued compensation	6,116	2,008	1,249	(8,141)
Deferred revenue and customer advances	(355)	(540)	(2,983)	355
Change in long term liabilities	(895)	(120)	(80)	(186)
Net cash (used in) provided by operating activities	8,041	(4,337)	8,197	(505)

Cash flows from investing activities:
Purchase of property and equipment	(1,751)	(1,313)	(2,828)	(2,956)
Change in other assets	—	—	(2,000)	(6,000)
Purchases of investments	(7,850)	(5,086)	(10,397)	(5,086)
Sales of investments	2,500	—	3,500	2,500
Net cash used in investing activities	(7,101)	(6,399)	(11,725)	(11,542)

Cash flows from financing activities:
Proceeds from stock option exercises	8,099	699	9,843	2,022
Income tax withholding payment associated with restricted stock vesting	(351)	(548)	(864)	(775)
Tax benefit of excess stock based compensation deductions	1,593	330	1,636	1,035
Net cash provided by financing activities	9,341	481	10,615	2,282

Net increase (decrease) in cash and cash equivalents	10,281	(10,255)	7,087	(9,765)
Cash and cash equivalents, at beginning of period	123,576	166,798	126,770	166,308
Cash and cash equivalents, at end of period	$133,857	$156,543	$133,857	$156,543

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the six months ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012

Revenue: *
Home Robots	$115,528	$96,013	$208,227	$177,596
Domestic	$39,178	$31,126	$70,569	$52,944
International	$76,350	$64,887	$137,658	$124,652

Defense & Security	$12,470	$13,223	$23,570	$27,385
Domestic	$11,579	$11,013	$20,713	$21,128
International	$891	$2,210	$2,857	$6,257
Product	$11,502	$10,403	$19,537	$19,407
Contract	$968	$2,820	$4,033	$7,978
Product Life Cycle	$3,041	$4,524	$9,121	$9,108

Gross Margin Percent:
Home Robots	51.5%	53.0%	50.0%	50.3%
Defense & Security	47.5%	45.9%	47.5%	37.7%
Total Company	47.3%	47.4%	45.7%	43.7%

Units shipped:
Home Robots *	492	426	913	818
Defense & Security	424	42	442	174

Average gross selling prices for robot units:
Home Robots	$225	$225	$233	$220
Defense & Security *	$20	$140	$24	$59

Defense & Security Funded Product Backlog *	$19,972	$18,300	$19,972	$18,300

Days sales outstanding	37	34	37	34

Days in inventory	58	54	58	54

Headcount	517	604	517	604

* in thousands

iRobot Corporation
Adjusted EBITDA Reconciliation to GAAP
(unaudited, in thousands)

	For the three months ended		For the six months ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012

Net income	$8,294	$7,375	$16,649	$8,028

Interest income, net	(153)	(264)	(317)	(526)
Income tax expense (benefit)	(495)	3,321	18	3,565
Depreciation	2,221	2,485	4,440	4,879
Amortization	1,044	226	2,109	434

EBITDA	10,911	13,143	22,899	16,380

Stock-based compensation expense	3,263	2,902	6,192	5,415
Merger and acquisition expense	113	14	393	26
Net intellectual property litigation expense	170	34	203	71
Restructuring expense	2,575	129	2,575	407

Adjusted EBITDA	$17,032	$16,222	$32,262	$22,299

Use of Non-GAAP Financial Measures

In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, net intellectual property litigation expenses, restructuring expenses and non-cash stock compensation. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company's operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company's actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.